EXHIBIT 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax:404-881-7777

www.alston.com

Mark C. Kanaly	Direct Dial: 404-881-7975	E-mail: mark.kanaly@alston.com

July 31, 2015

Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240

Re:	Form S-8 Registration Statement — Duke Realty Corporation 2015 Long-Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Duke Realty Corporation, an Indiana corporation (the “Corporation”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 12,549,292 shares of the Corporation’s common stock, $0.01 par value (the “Shares”), which may be issued by the Corporation pursuant to the Duke Realty Corporation 2015 Long-Term Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

In connection with our opinion below, we have examined the Sixth Amended and Restated Articles of Incorporation of the Corporation, the Fourth Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the Indiana Business Corporation Law, and we do not express any opinion herein concerning any other laws.

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Washington, D.C.

Duke Realty Corporation

July 31, 2015

This opinion letter is provided for use solely in connection with the transactions contemplated by the Plan and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that the Shares are duly authorized for issuance, and, when issued by the Corporation in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ MARK C. KANALY
Mark C. Kanaly, Partner